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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-36660 and 333-53448 of Fargo Electronics) of our reports dated January 30, 2002, except for the third paragraph of Note 5, as to which the date is February 14, 2002, and except for Note 2, as to which the date is March 27, 2002, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 28, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS